SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 1/02/03              500            74.0000
                                12/31/02              500            74.0000
                                12/23/02              400            73.5000
                                11/27/02              100            76.0000
                                11/26/02            1,000-             *DO
                                11/25/02            1,000-             *DO
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 1/23/03              600            76.0000
                                 1/15/03            1,000            75.9000
                                11/25/02              300            74.0000
                         GABELLI CONVERTIBLE FUND
                                 1/06/03            2,000            73.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.